CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-258668 on Form S-8 of Orange County Bancorp, Inc. of our report dated March 30, 2022 relating to the consolidated financial statements in this Annual Report on Form 10-K.

/s/ Crowe LLP

Livingston, New Jersey

March 30, 2022